Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 11, 2015 on the December 31, 2013 and 2012 consolidated financial statements of Enssolutions, Inc. included in this Form 10 Registration Statement for Enssolutions, Inc.

/s/ Farber Hass Hurley LLP

Camarillo, California

March 11, 2015